Exhibit 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

June 2, 2010

Rubicon Technology, Inc.

9931 Franklin Avenue

Franklin Park, IL 60131

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Rubicon Technology, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”) to be filed on or about June 3, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time of up to $60,000,000 aggregate offering price of: (i) shares of common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series of the debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants, (vi) shares of Common Stock and/or Preferred Stock issuable upon exercise or conversion of the Debt Securities, and/or (vii) any combination of the foregoing by the Company and up to $40,000,000 aggregate offering price of Common Stock by certain selling stockholders. The Common Stock, the Preferred Stock, the Debt Securities and the Warrants that may be offered and sold by the Company and the Common Stock that may be offered and sold by the selling stockholders are herein referred to as the “Registered Securities”.

The Registered Securities may be offered and sold by the Company and the selling stockholders from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the filing of the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents.

For purposes of this opinion letter, we have assumed that:

(i) any Warrants issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”);

(ii) any Debt Securities issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture;

(iii) the enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws; and

(iv) our opinions are subject to the effects of general principles of equity (whether considered in a proceeding at law or in equity), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality and reasonableness, and the implied duty of good faith and fair dealing.

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws and the internal substantive laws of the State of New York (other than tax, usury, antitrust, insolvency, fraudulent conveyance transfer laws, blue sky and securities laws, as to which we express no opinion) as applied by courts located in New York without regard to choice of law. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provision of any state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion herein.

Based upon the foregoing, we are of the opinion that:

1. Following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement for offer and sale by the Company, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

2. Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

3. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be valid and binding obligations of the Company.

4. Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to an Indenture duly authorized, executed and delivered by the Company and the Trustee, will be valid and binding obligations of the Company.

5. The shares of Common Stock registered under the Registration Statement for offer and sale by the selling stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP